Fentura Financial, Inc.

Table of Contents

Interim Condensed Consolidated Financial Statements (Unaudited)

Interim Condensed Consolidated Balance Sheets as of September 30, 2024 and December 31, 2023	2

Interim Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2024 and 2023	3

Interim Condensed Consolidated Statements of Comprehensive Income for the three and nine months ended September 30, 2024 and 2023	4

Interim Condensed Consolidated Statements of Shareholders' Equity for the three and nine months ended September 30, 2024 and 2023	5

Interim Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2024 and 2023	7

Notes to Interim Condensed Consolidated Financial Statements	9

Interim Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	September 30	December 31
	2024	2023
ASSETS
Cash and due from banks	$ 199,717	$ 90,661
Available-for-sale debt securities, at fair value	97,591	105,249
Held-to-maturity debt securities	535	878
Equity securities	1,598	1,488
Residential mortgage loans held-for-sale, at fair value	1,861	747
Gross loans	1,442,389	1,473,471
Less allowance for credit losses	14,700	15,400
Net loans	1,427,689	1,458,071
Premises and equipment, net	13,203	14,561
Federal Home Loan Bank stock	9,179	9,179
Corporate owned life insurance	28,129	27,466
Mortgage servicing rights	8,461	8,776
Accrued interest receivable	4,354	4,472
Goodwill	8,853	8,853
Other assets	6,200	8,551
Total assets	$ 1,807,370	$ 1,738,952
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non-interest bearing demand	$ 398,338	$ 423,019
Interest bearing	1,072,248	971,163
Total deposits	1,470,586	1,394,182
Federal Home Loan Bank borrowings	160,000	180,000
Subordinated debentures	14,000	14,000
Other borrowings	5,970	4,500
Accrued interest payable and other liabilities	10,416	7,568
Total liabilities	1,660,972	1,600,250
Shareholders' equity
Common stock, no par value; 10,000,000 shares authorized, 4,495,005 issued and outstanding (4,470,871 outstanding at December 31, 2023)	74,826	74,230
Retained earnings	78,467	74,309
Accumulated other comprehensive income (loss)	(6,895)	(9,837)
Total shareholders' equity	146,398	138,702
Total liabilities and shareholders' equity	$ 1,807,370	$ 1,738,952

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Interim Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Interest income
Loans, including fees	$ 19,599	$ 19,170	$ 58,758	$ 55,749
Investments
Taxable	335	397	1,044	1,250
Tax-exempt	45	56	147	179
Fed funds sold and other	2,215	793	5,273	1,470
Total interest income	22,194	20,416	65,222	58,648
Interest expense
Deposits	8,335	5,939	23,860	13,858
Borrowings	1,867	1,818	5,307	5,703
Total interest expense	10,202	7,757	29,167	19,561
Net interest income	11,992	12,659	36,055	39,087
Credit loss expense (reversal)	1,203	(309)	1,956	132
Net interest income, after credit loss expense (reversal)	10,789	12,968	34,099	38,955
Noninterest income
Service charges and fees	1,323	1,384	3,930	4,059
Net gain on sales of residential mortgage loans	211	164	531	523
Net gain on sales of commercial loans	133	—	527	95
Net change in the fair value of mortgage servicing rights	(175)	119	(315)	218
Net change in fair value of equity investments	33	(28)	20	(29)
Other	685	699	2,186	2,260
Total noninterest income	2,210	2,338	6,879	7,126
Noninterest expenses
Compensation and benefits	5,839	5,592	17,747	16,876
Professional services	799	726	2,656	2,729
Furniture and equipment	668	668	2,084	2,079
Occupancy	622	591	1,850	1,815
Data processing	751	576	1,788	1,654
Loan and collection	349	232	1,096	929
Advertising and promotional	312	506	997	1,466
Other	2,634	1,703	5,843	4,999
Total noninterest expenses	11,974	10,594	34,061	32,547
Income before income tax expense	1,025	4,712	6,917	13,534
Income tax expense	158	937	1,280	2,689
Net income	$ 867	$ 3,775	$ 5,637	$ 10,845
Basic and diluted earnings per common share	$ 0.19	$ 0.85	$ 1.26	$ 2.45

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Interim Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Net income	$ 867	$ 3,775	$ 5,637	$ 10,845
Other comprehensive income
Unrealized gains (losses) on available-for-sale securities	3,381	(1,422)	3,962	(1,774)
Tax effect	(710)	298	(832)	372
Unrealized gains (losses) on available-for-sale securities, net of tax	2,671	(1,124)	3,130	(1,402)
Unrealized gains (losses) on cash flow hedges	(202)	(341)	(528)	(837)
Reclassification adjustment for net interest expense included in net income	97	193	291	509
Unrealized gains (losses) on cash flow hedges	(105)	(148)	(237)	(328)
Tax effect	22	30	49	68
Unrealized gains (losses) on cash flow hedges, net of tax	(83)	(118)	(188)	(260)
Other comprehensive income (loss), net of tax	2,588	(1,242)	2,942	(1,662)
Comprehensive income	$ 3,455	$ 2,533	$ 8,579	$ 9,183

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Interim Condensed Consolidated Statements of Shareholders' Equity (Unaudited)

(Dollars in thousands except per share amounts)

For the three months ended September 30,

	Common Stock
	Common Shares Issued and Outstanding	Amount	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
July 1, 2023	4,460,053	$ 73,993	$ 67,643	$ (10,946)	$ 130,690
Issuance of common shares under stock purchase and dividend reinvestment plans	6,168	125	—	—	125
Cash dividends paid ($0.30 per share)	—	—	(446)	—	(446)
Comprehensive income (loss)	—	—	3,775	(1,242)	2,533
September 30, 2023	4,466,221	$ 74,118	$ 70,972	$ (12,188)	$ 132,902

July 1, 2024	4,490,087	$ 74,690	$ 78,094	$ (9,483)	$ 143,301
Issuance of common shares under stock purchase and dividend reinvestment plans	4,918	136	—	—	136
Cash dividends paid ($0.33 per share)	—	—	(494)	—	(494)
Comprehensive income	—	—	867	2,588	3,455
September 30, 2024	4,495,005	$ 74,826	$ 78,467	$ (6,895)	$ 146,398

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Interim Condensed Consolidated Statements of Shareholders' Equity (Unaudited)

(Dollars in thousands except per share amounts)

For the nine months ended September 30,

	Common Stock
	Common Shares Issued and Outstanding	Amount	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
January 1, 2023	4,439,725	$ 73,569	$ 63,044	$ (10,526)	$ 126,087
Issuance of common shares under stock purchase and dividend reinvestment plans	17,625	374	—	—	374
Issuance of common shares under stock grant plan	8,871	—	—	—	—
Common shares vested under stock grant plan	—	175	—	—	175
Cumulative effect adjustment for change in accounting principle, net of tax impact (1)	—	—	(1,580)	—	(1,580)
Cash dividends paid ($0.30 per share)	—	—	(1,337)	—	(1,337)
Comprehensive income (loss)	—	—	10,845	(1,662)	9,183
September 30, 2023	4,466,221	$ 74,118	$ 70,972	$ (12,188)	$ 132,902

January 1, 2024	4,470,871	$ 74,230	$ 74,309	$ (9,837)	$ 138,702
Issuance of common shares under stock purchase and dividend reinvestment plans	15,551	400	—	—	400
Issuance of common shares under stock grant plan	8,583	—	—	—	—
Common shares vested under stock grant plan	—	196	—	—	196
Cash dividends paid ($0.33 per share)	—	—	(1,479)	—	(1,479)
Comprehensive income	—	—	5,637	2,942	8,579
September 30, 2024	4,495,005	$ 74,826	$ 78,467	$ (6,895)	$ 146,398

(1) Effective January 1, 2023, we adopted ASU 2016-13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This election resulted in a reclassification of $1,580 from retained earnings, net of tax.

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Interim Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Nine Months Ended
	September 30
	2024	2023
Cash flows from operating activities
Net income	$ 5,637	$ 10,845
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of premises and equipment	1,573	1,592
Net amortization on securities	306	341
Net change in the fair value of equity investments	(20)	29
Net change in the fair value of mortgage servicing rights	315	(218)
Amortization of core deposit intangible assets	133	227
Credit loss expense	1,956	132
Residential mortgage loans originated for sale	(26,274)	(32,068)
Proceeds from sales of residential mortgage loans	25,655	32,030
Net gain on sales of residential mortgage loans	(531)	(523)
Commercial loans originated for sale	(6,370)	—
Proceeds from sales of commercial loans	6,897	—
Net gain on sales of commercial loans	(527)	—
Net losses on sales of foreclosed assets	3	(10)
Increase in cash surrender value of corporate owned life insurance	(617)	(531)
Common shares vested under stock grant plan	196	175
Amortization of right-of-use assets	271	292
Deferred income tax expense (benefit)	—	(130)
Net change in:
Accrued interest receivable and other assets	784	(644)
Accrued interest payable and other liabilities	2,841	1,126
Net cash provided by operating activities	12,228	12,665

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Interim Condensed Consolidated Statements of Cash Flows (Unaudited) (Continued)

(Dollars in thousands)

	Nine Months Ended
	September 30
	Year Ended December 31
	2024	2023
Cash flows from investing activities
Calls, maturities, and principal paydowns of available-for sale securities	$ 11,317	$ 13,197
Calls, maturities, and principal paydowns of held-to-maturity securities	340	285
Purchases of equity investments	(90)	(120)
Purchase of corporate owned life insurance	(46)	(46)
Net loan principal (originations) collections	28,426	(47,198)
Proceeds from sales of foreclosed assets	301	—
Net (purchases) redemptions of Federal Home Loan Bank stock	—	1,036
Net purchases of premises and equipment	(215)	(949)
Net cash (used in) provided by investing activities	40,033	(33,795)

Cash flows from financing activities
Net increase in deposits	76,404	68,914
Net advances (repayments) on line of credit	1,470	700
Net advances (repayments) from Federal Home Loan Bank	(20,000)	(22,000)
Proceeds from common stock issuance	400	374
Cash dividends paid on common stock	(1,479)	(1,337)
Net cash provided by (used in) financing activities	56,795	46,651
Net change in cash and cash equivalents	109,056	25,521
Cash and cash equivalents, beginning of year	90,661	57,844
Cash and cash equivalents, end of period	$ 199,717	$ 83,365
Supplemental cash flows information:
Interest paid	$ 27,642	$ 18,807
Income taxes paid	1,113	3,000
Supplemental noncash information:
Reclassifications of foreclosed loans to other real estate owned	$ —	$ 42
Lease liabilities arising from obtaining right-of-use assets	—	514

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in thousands except per share amounts)

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

Glossary of Abbreviations and Acronyms

The following abbreviations and acronyms may be used throughout these Notes to Interim Condensed Consolidated Financial Statements (Unaudited).

ACH: Automated Clearing House	FRB: Federal Reserve Bank
ACL: Allowance for credit losses	GAAP: Generally Accepted Accounting Principles
AFS: Available-for-sale	HFS: Held-for-sale
AIR: Accrued interest receivable	HTM: Held-to-maturity
AOCI: Accumulated other comprehensive income	IRA: Individual retirement account
ARRC: Alternative Reference Rates Committee	LIBOR: London Interbank Offered Rate
ASC: Accounting Standards Codification	MSR: Mortgage servicing rights
ASU: Accounting Standards Update	NASDAQ: National Association of Securities Dealers Automated Quotations
ATM: Automated teller machine	NOW: Negotiable order of withdrawal
BSBY: Bloomberg Short Term Bank Yield Index	NSF: Non-sufficient funds
CDI: Core deposit intangible	OCI: Other comprehensive income
CECL: Current expected credit losses	OIS: Overnight Index Swap
CET1: Common equity tier 1	OREO: Other real estate owned
COLI: Corporate owned life insurance	OTTI: Other-than-temporary impairment
DRIP: Dividend Reinvestment Plan	PPP: Paycheck Protection Program
EPS: Earnings Per Common Share	SAB: Staff Accounting Bulletin
ESOP: Employee Stock Ownership Plan	SBA: U.S. Small Business Administration
FASB: Financial Accounting Standards Board	SERP: Supplemental Executive Retirement Plan
FDIC: Federal Deposit Insurance Corporation	SOFR: Secured Overnight Funding Rate
FHLB: Federal Home Loan Bank	TLM: Troubled loan modifications
FHLLC: Fentura Holdings LLC	USDA: United States Department of Agriculture
FHLMC: Federal Home Loan Mortgage Corporation	YTD: Year-to-date
FNMA: Federal National Mortgage Association

Nature of Operations and Principles of Consolidation

The unaudited interim condensed consolidated financial statements include references to the "Corporation", "Company", "Fentura", "we", "our", "us", and similar terms refer to the consolidated entity consisting of Fentura Financial, Inc. (the "Parent") and its subsidiaries. References to The State Bank or the "Bank" refer to Fentura Financial, Inc.'s subsidiary, The State Bank.

We provide banking and trust services principally to individuals, small businesses and governmental entities through our twenty community banking offices and one loan production center serving Bay, Genesee, Ingham, Jackson, Livingston, Oakland, Saginaw and Shiawassee Counties in locations of central and southeastern Michigan. Our primary deposit products are checking, savings, and term certificate accounts, and our primary lending products are residential mortgage, commercial real estate, commercial, home equity, and consumer loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans are expected to be repaid from cash flows from operations of businesses. Real estate loans are secured by both residential and commercial real estate. Our exposure to credit risk is substantially affected by the economy in our market area and by changes in commercial real estate values. While the loan portfolio is substantially commercial based, we are not dependent on any single borrower or industry.

The unaudited interim condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In our opinion, all adjustments considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024. For further information, refer to our audited consolidated financial statements for the year ended December 31, 2023.

Our accounting policies are materially the same as those discussed in Note 1 to the Consolidated Financial Statements included in our audited consolidated financial statements for the year ended December 31, 2023.

Use of Estimates

The preparation of the unaudited interim condensed consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and future results could differ. Significant estimates include but are not limited to the determination of the ACL, the fair values of residential mortgage loans held-for-sale and associated mortgage derivatives, credit impairment of securities, goodwill and the carrying value of deferred income taxes.

Allowance for Credit Losses - Loans

The allowance for credit losses ("allowance") is a valuation account that is deducted from, or added to, the loans' amortized cost basis to present the net amount expected to be ultimately collected on the loans. Loan losses are charged-off against the allowance when management determines the loan balance to be uncollectible. Expected recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off. Cash received on previously charged-off amounts is recorded as a recovery to the allowance.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. We adjust for current and forecasted factors based on trends in delinquencies, trends in charge-offs and recoveries, trends in the volume of loans, changes in underwriting standards, trends in loan review findings, the experience and ability of lending staff, concentrations of credit and changes in the value of collateral.

Reasonable and supportable economic forecasts are incorporated in determining our expected credit losses. The forecast period represents the time frame from the current period end through the point in time that we can reasonably forecast and support entity and environmental factors that are expected to impact the performance of our loan portfolio. Ideally, the economic forecast period would encompass the contractual terms of all loans; however, the ability to produce a forecast that is considered reasonable and supportable becomes more difficult and may not be possible in later periods. Subsequent to the end of the forecast period, we revert to historical loan data based on an ongoing evaluation of each economic forecast in relation to then current economic conditions as well as any developing loan loss activity and resulting historical data. As of September 30, 2024 and December 31, 2023, we used a two-year reasonable and supportable economic forecast period, with a reversion back to historical immediately following the two year forecasted period.

We are not required to develop and use our own economic forecast model and elected to utilize economic forecasts from our third party CECL provider that analyzes and develops forecasts of the economy for the entire United States on at least a quarterly basis.

We measure the allowance on a collective pool basis when similar risk characteristics exist. Loans with similar risk characteristics are grouped into homogenous segments, or pools, for analysis. After analyzing our loans, we determined the asset type or product type was the best pooling option that utilizes product-based call codes as the pooling / segmentations choice within the CECL model. Comparison of loan attributes and loss experience to peers was facilitated by this pooling choice.

We also consider expected credit losses associated with loan commitments over the contractual period in which we are exposed to credit risk on the underlying commitments, unless the obligation is unconditionally cancellable by us. Any allowance for off-balance sheet credit exposures is reported as an other liability on our Interim Condensed Consolidated Balance Sheets and is increased or decreased through other noninterest expense on our Interim Condensed Consolidated Statements of Income. No allowance is recognized if we have the unconditional right to cancel the obligation. The calculation includes consideration of the likelihood that funding will occur and then applying the expected credit loss as calculated using the weighted-average rate methodology for the corresponding balance sheet loan pool. Adjustments to the allowance are reported in the Interim Condensed Consolidated Statements of Income as a component of credit loss expense. As of September 30, 2024 and December 31, 2023, the allowance for off-balance sheet credit exposures included on our Interim Condensed Consolidated Balance Sheets was not material.

Accrued interest receivable for loans is $4,338 at September 30, 2024 and $4,641 at December 31, 2023, and is included in accrued interest receivable on our Interim Condensed Consolidated Balance Sheets. We elected not to measure an allowance for accrued interest receivable. We elected to reverse interest income for loans that are placed on nonaccrual status, which is generally when the loan becomes 120 days past due, or earlier if we believe the collection of interest is doubtful. We believe this election results in the timely reversal of uncollectible interest.

The allowance for expected credit losses is a valuation account that is deducted from the loans amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged-off against the allowance when we believe the uncollectability of a loan balance is confirmed.

Debt Securities

Debt securities are classified as HTM and carried at amortized cost when we have the positive intent and the ability to hold them to maturity. Debt securities are classified as AFS when they might be sold before maturity. Debt securities AFS are carried at fair value, with unrealized holding gains and losses reported in OCI.

Allowance for Credit Losses - Held-to-Maturity Securities

We measure credit losses on HTM debt securities on a collective basis by major security type with each type sharing similar risk characteristics, and consider historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. HTM debt securities are charged-off against the ACL when deemed uncollectible. Adjustments to the ACL are reported on our Interim Condensed Consolidated Statements of Income in the provision for credit losses. We measure expected credit losses on HTM debt securities on a collective basis by major security type. Our HTM debt security portfolio consists of local municipal issued debt securities. The local municipalities are reviewed at least quarterly for credit worthiness. We utilize a third party vendor to provide a detailed credit write-up for our HTM debt securities. The third party vendor utilizes a proprietary scale between 1 and 8, whereas 1 is the strongest rating and 8 is the weakest rating assigned to a HTM debt security. All of our HTM debt securities were given a 1 rating as of September 30, 2024 and December 31, 2023. At September 30, 2024 and December 31, 2023, there was no ACL related to HTM debt securities.

Allowance for Credit Losses - Available-for-Sale Securities

For AFS debt securities in an unrealized loss position, we determine whether we intend to sell or if it is more likely than not that we will be required to sell the security before recovery of the amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income with an allowance being established under CECL. Our AFS debt securities consist of multiple agency's debt securities, as well as bank CDs that have minimal credit quality risk, as they are guaranteed by the federal government or backed by FDIC insurance. These government backed AFS debt securities were not assessed for credit deterioration. Our population of AFS debt securities that are not agency backed are assessed for credit quality risk and they consist of debt securities issued by municipalities. For AFS debt securities with unrealized losses not meeting these criteria, we evaluate whether any decline in fair value is due to credit loss factors. In making this assessment, we consider any changes to the rating of the security by rating agencies and adverse conditions specifically related to the issuer of the debt security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of the cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Changes in the ACL under ASU Topic 326-30 are recorded as provisions for credit loss expense. Losses are charged-off against the allowance when the collectability of an AFS debt security is confirmed or when either of the criteria regarding intent or requirement to sell is met. Any impairment that has not been recorded through an ACL is recognized in other comprehensive income, net of income taxes. The local municipalities are reviewed at least quarterly for credit worthiness. We utilize a third party vendor to provide a detailed credit write-up for our AFS debt securities that are not supported by the federal government or backed by FDIC insurance. The third party vendor utilizes a proprietary scale between 1 and 8, whereas 1 is the strongest rating and 8 is the weakest rating assigned to an AFS debt security. All of our AFS debt securities were given a 3 rating or better. At September 30, 2024 and December 31, 2023, there was no ACL related to AFS debt securities.

Derivative Instruments and Hedging Activities

ASC 815 provides the disclosure requirements for derivatives and hedging activities with the intent to provide users of financial statements with an enhanced understanding of: (1) how and why an entity uses derivative instruments, (2) how the entity accounts for derivative instruments and related hedged items, and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Further, qualitative disclosures are required that explain our objectives and strategies for using derivatives, as well as quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.

Mortgage Banking Derivatives

Commitments to fund mortgage loans (interest rate locks) to be sold into the secondary market and mandatory forward commitments for the future delivery of these mortgage loans are accounted for as free standing derivatives. The fair value of the interest rate lock is recorded at the time the commitment is executed and is adjusted for the expected exercise of the commitment before the loan is funded. In order to hedge the change in interest rates resulting from our commitments to fund loans, we enter into forward commitments for the future delivery of mortgage loans when interest rate locks are entered into. Fair values of these mortgage derivatives are estimated based on changes in mortgage interest rates from the date the interest on the loan is locked. Changes in the fair values of these derivatives are included in net gain on sales of residential mortgage loans included on our Interim Condensed Consolidated Statements of Income.

Earnings Per Common Share

Basic and diluted EPS are calculated as net income divided by the weighted average number of common shares outstanding during the year. Common stock grants that have a grant date prior to the date of earnings per common share calculation, and ESOP shares, are considered outstanding for this calculation. Unvested common stock grants are not considered outstanding for this calculation.

Reclassification

Certain items in the interim condensed consolidated financial statements of prior years were reclassified to conform to the current year presentation.

Note 2 - Recent Accounting Pronouncements

Pending Implementation

ASU 2023-09, "Income Taxes (Topic 740) - Improvements to Income Tax Disclosures"

In December 2023, ASU 2023-09 was issued and enhances transparency by requiring consistent categorization, greater disaggregation, and detailed disclosure related to income taxes paid. These changes aim to help users of financial statements understand factors contributing to differences between effective and statutory tax rates. The adoption of ASU 2023-09 is effective for annual reporting periods beginning after December 15, 2024 and is not expected to have a significant impact on our consolidated financial statements.

ASU 2024-03, "Income Statement (Subtopic 220-40) - Disaggregation of Income Statement Expenses"

In November 2024, ASU 2024-03 was issued and enhances transparency by requiring greater disaggregation and detailed disclosure related to certain costs and expenses. These changes require entities to disclose amounts of purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depreciation, depletion and amortization recognized as part of oil and gas-producing activities included in each relevant expense caption presented on the face of the income statement. The adoption of ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026 and is not expected to have a significant impact on our consolidated financial statements.

Note 3 - Investment Securities

The following is a summary of the amortized cost and fair value of investment securities as of:

	September 30, 2024
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
U.S. Government and federal agency	$ 19,432	$ —	$ (816)	$ 18,616
State and municipal	18,997	10	(1,048)	17,959
Mortgage backed residential	44,086	5	(4,125)	39,966
Certificates of deposit	2,234	—	(60)	2,174
Collateralized mortgage obligations - agencies	21,640	—	(2,764)	18,876
Total available-for-sale	$ 106,389	$ 15	$ (8,813)	$ 97,591
Held-to-maturity state and municipal	$ 535	$ —	$ (9)	$ 526

	December 31, 2023
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
U.S. Government and federal agency	$ 22,425	$ —	$ (1,461)	$ 20,964
State and municipal	20,460	13	(1,471)	19,002
Mortgage backed residential	49,076	1	(5,946)	43,131
Certificates of deposit	2,728	—	(146)	2,582
Collateralized mortgage obligations - agencies	23,320	—	(3,750)	19,570
Total available-for-sale	$ 118,009	$ 14	$ (12,774)	$ 105,249
Held-to-maturity state and municipal	$ 878	$ —	$ (10)	$ 868

There was no allowance for credit losses recorded for available-for-sale or held-to-maturity debt securities in the three or nine month periods ended September 30, 2024 or 2023.

The amortized cost and fair value of AFS debt securities grouped by contractual maturity were as follows as of September 30, 2024:

	Maturing
	Due in One Year or Less	After One Year But Within Five Years	After Five Years But Within Ten Years	After Ten Years	Securities with Variable Monthly Payments or Noncontractual Maturities	Total
U.S. Government and federal agency	$ 6,481	$ 12,951	$ —	$ —	$ —	$ 19,432
State and municipal	1,624	15,190	1,113	1,070	—	18,997
Mortgage backed residential	—	—	—	—	44,086	44,086
Certificates of deposit	2,234	—	—	—	—	2,234
Collateralized mortgage obligations - agencies	—	—	—	—	21,640	21,640
Total amortized cost	$ 10,339	$ 28,141	$ 1,113	$ 1,070	$ 65,726	$ 106,389
Fair value	$ 10,111	$ 26,620	$ 1,017	$ 1,001	$ 58,842	$ 97,591

Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. As a result of their variable monthly payments, mortgage backed residential and collateralized mortgage obligations are not reported by a specific maturing group.

The amortized cost and fair value of state and municipal HTM debt securities grouped by contractual maturity were as follows as of September 30, 2024:

Maturing
	Due in One Year or Less	After One Year But Within Five Years	After Five Years But Within Ten Years	After Ten Years	Securities with Variable Monthly Payments or Noncontractual Maturities	Total
Amortized Cost	$ 85	$ 295	$ 155	$ —	$ —	$ 535
Fair value	$ 84	$ 290	$ 152	$ —	$ —	$ 526

Information pertaining to AFS debt securities with unrealized losses aggregated by investment category for which an allowance for credit losses has not been recorded and the length of time that individual securities have been in a continuous loss position is as follows as of:

	September 30, 2024
	Less Than 12 Months		Over 12 Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Government and federal agency	$ —	$ —	$ 816	$ 18,616	$ 816
State and municipal	—	—	1,048	17,420	1,048
Mortgage backed residential	—	—	4,125	39,781	4,125
Certificates of deposit	—	—	60	2,174	60
Collateralized mortgage obligations - agencies	—	—	2,764	18,876	2,764
Total	$ —	$ —	$ 8,813	$ 96,867	$ 8,813
Number of AFS debt securities in an unrealized loss position:		0		136	136

	December 31, 2023
	Less Than 12 Months		Over 12 Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Government and federal agency	$ 1	$ —	$ 1,460	$ 20,963	$ 1,461
State and municipal	3	530	1,468	17,849	1,471
Mortgage backed residential	1	—	5,945	43,018	5,946
Certificates of deposit	—	—	146	2,582	146
Collateralized mortgage obligations - agencies	—	—	3,750	19,570	3,750
Total	$ 5	$ 530	$ 12,769	$ 103,982	$ 12,774
Number of AFS debt securities in an unrealized loss position:		2		155	157

There were no sales of AFS or HTM debt securities in the three or nine months ended September 30, 2024 or 2023.

The fair values of equity securities were as follows as of:

	September 30,	December 31,
	2024	2023
Securities with readily determinable fair values	$ 1,598	$ 1,488
Total equity securities	$ 1,598	$ 1,488

As of September 30, 2024 and December 31, 2023, securities with a carrying amount of $21,099 and $25,868, respectively, were pledged to secure public deposits and borrowings.

As of September 30, 2024 and December 31, 2023, there were no holdings of securities of any one issuer, other than the U.S. Government and federal agencies, in an amount greater than 10% of shareholders' equity.

Allowance for Credit Losses ‐ Available‐for‐Sale Securities

As of September 30, 2024 and December 31, 2023, no allowance for credit losses was recognized on AFS debt securities in an unrealized loss position, as we do not believe any of the AFS debt securities are impaired due to reasons of credit quality. This is based on our analysis of the underlying risk characteristics, including credit ratings, and other qualitative factors related to our AFS debt securities and consideration of our historical credit loss experience and internal forecasts. The issuers of these securities continue to make timely principal and interest payments under the contractual terms of the securities. Furthermore, we do not have the intent to sell any of the debt securities classified as AFS in the table above, and believe it is more likely than not that we will not have to sell any such debt securities before a recovery of cost. The unrealized losses are due to increases in market interest rates over the yields available at the time the underlying debt securities were purchased. The fair value is expected to recover as the debt securities approach their respective maturity date or repricing date, or if the market yields for such investments decline. We utilize a third party vendor to provide a detailed credit write-up for our AFS debt securities that are not supported by the federal government or backed by FDIC insurance. The third party vendor utilizes a proprietary scale between 1 and 8, whereas 1 is the strongest rating and 8 is the weakest rating assigned to an AFS debt security. All of our AFS debt securities were given a 3 rating or better.

Allowance for Credit Losses – Held‐to‐Maturity Securities

Although all of the HTM debt securities held have been in an unrealized loss position for over 12 months as of September 30, 2024 and December 31, 2023, no allowance for credit losses was recognized, as we do not believe any of the HTM debt securities are impaired due to reasons of credit quality. We measure expected credit losses on HTM debt securities on a collective basis by major security type. Our HTM debt security portfolio consists of local municipal issued debt securities. The local municipalities are reviewed at least quarterly for credit worthiness. We utilize a third party vendor to provide a detailed credit write-up for our HTM debt securities. The third party vendor utilizes a proprietary scale between 1 and 8, whereas 1 is the strongest rating and 8 is the weakest rating assigned to a HTM debt security. All of our HTM debt securities were given a 1 rating as of September 30, 2024 and December 31, 2023.

Note 4 - Loans and Allowance for Credit Losses

We primarily originate residential and commercial real estate, commercial and industrial, and consumer loans. The majority of our loan portfolio is based in Genesee, Oakland, Saginaw, Shiawassee, Livingston, Ingham and Jackson counties within central and southeast Michigan. The ability of our debtors to honor their contracts is dependent upon the real estate values and general economic conditions in these areas. A significant amount of our consumer and residential real estate loans are secured by various items of real property. Commercial loans are secured primarily by real estate and business assets. Some of our loans are unsecured.

Total loans by class are summarized as follows as of:

	September 30, 2024		December 31, 2023
	Balance	% of Total	Balance	% of Total
Commercial loans
Commercial and industrial	$ 109,188	7.57%	$ 118,089	8.01%
Commercial real estate	855,270	59.30%	870,693	59.09%
Total commercial loans	964,458	66.87%	988,782	67.11%
Residential real estate loans
Residential mortgage	419,140	29.06%	431,836	29.31%
Home equity	55,475	3.85%	48,380	3.28%
Total residential real estate loans	474,615	32.90%	480,216	32.59%
Consumer loans	3,316	0.23%	4,473	0.30%
Gross loans	1,442,389	100.00%	1,473,471	100.00%
Less allowance for expected credit losses	(14,700)	1.02%	(15,400)	1.05%
Net loans	$ 1,427,689		$ 1,458,071

Included in total loans above are net deferred loan (fees) costs as of:

	September 30,	December 31,
	2024	2023
Net deferred loan (fees) costs	$ 2,685	$ 2,511

We categorize loans into risk categories based on relevant information about the ability of borrowers to service their debts such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. We analyze loans individually by classifying the loans as to credit risk. This analysis includes non-homogeneous loans, such as commercial and commercial real estate loans and is performed on a quarterly basis.

We use the following definitions for classified risk ratings for commercial and industrial and commercial real estate loans:

1: Loans of Exceptional Credit Quality - Loans supported by strong firms/individuals characterized as having minimum credit risk representing a prime credit. Generally fully secured by liquid, properly margined collateral.

2: Loans of High Quality - Loans protected by the borrower's net worth representing desirable banking risk. Well-seasoned borrowers displaying strong financial condition, consistently superior earning performance, and access to a range of financing alternatives. The borrower's trends and outlook, as well as those of its industry group, are positive.

3: Loans of Satisfactory Quality - Loans representing a reasonable credit risk. Characterized as being moderate to average risk to established borrowers that display sound financial condition and operating results. The capacity to service debt is stable and demonstrated at a level consistent with or above the industry norms. Borrower and industry trends and outlook are considered good.

4: Satisfactory - Acceptable - Loans to persons or entities with an average financial condition, adequate collateral margins, adequate cash flow to service long-term debt, and net worth comprised mainly of fixed assets are included in the category. These entities are minimally profitable now, with projections indicating continued profitability into the foreseeable future.

5: Satisfactory - Acceptable - Monitor - Loans that are characterized by borrowers who have marginal, but adequate cash flow, marginal profitability, and currently have been meeting the obligations of their loan structure. Adverse changes in the borrower’s circumstances and/or current economic conditions are more likely to impair their capacity for repayment. The borrower has, in the past, satisfactorily handled debts with us, but may be experiencing some minor delinquency in making payments, or other signs of temporary cash flow issues. Borrower may be experiencing declining margins or other negative financial trends, despite the borrower’s continued satisfactory condition and positive cash flow. Other characteristics of borrowers in this class include inadequate credit information, weakness of financial statement, or declining but positive repayment capacity. This classification includes loans to new or established borrowers with satisfactory loan structure, but where near term economic or business issues appears to remain stable and the near-term projections would limit the ability for an improvement in the financial trends of the borrower.

6: Special Mention - Loans in this class have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in our credit position at some future date. These potential weaknesses may result in a deterioration of the repayment of the loan and increase the credit risk. Special mention assets are not adversely classified and do not expose us to sufficient risk to warrant adverse classification.

7: Substandard - Loans that are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected.

8: Doubtful - Loans are classified as doubtful because they have all the weaknesses inherent in those classified “Substandard” with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

9: Loss - Loans are classified as loss because they are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. Charge-off is recommended.

We use the following definitions for classified risk ratings for residential mortgage, home equity and consumer loans:

Current - Loans are classified as current when payments are made on a timely basis and are not delinquent or in nonaccrual status.

30-89 days past due - Loans are classified as 30-89 days past due when payments are not paid in a timely manner and are considered delinquent.

90+ days past due - Loans are classified as 90+ days past due when payments continue to be delinquent beyond 89 days.

Nonaccrual - Loans are reviewed for nonaccrual when they become delinquent beyond 120 days. When a loan is placed in nonaccrual status, interest income recognized during the current period is reversed out of interest income on our Interim

Condensed Consolidated Statements of Income and interest income recognized in prior periods is reversed out of ACL on our Interim Condensed Consolidated Balance Sheets.

The following tables present the amortized cost basis of loans by credit quality risk rating, class of financing receivable, and year of origination for term loans as of:

	September 30, 2024
	Term loans amortized cost basis by origination year					Revolving loans amortized cost basis	Total
	2024	2023	2022	2021	Prior
Commercial loans
Commercial and industrial
Risk rating 1	$ —	$ 849	$ —	$ 404	$ —	$ 8,045	$ 9,298
Risk rating 2	—	270	519	833	1,664	6,532	9,818
Risk rating 3	4,461	5,992	7,460	1,416	2,662	15,949	37,940
Risk rating 4	3,823	1,060	9,462	1,108	9,817	15,511	40,781
Risk rating 5	—	—	59	34	91	1,007	1,191
Risk rating 6	—	865	213	1,941	—	476	3,495
Risk rating 7	—	4,458	—	—	2,207	—	6,665
Risk rating 8	—	—	—	—	—	—	—
Risk rating 9	—	—	—	—	—	—	—
Total commercial and industrial	$ 8,284	$ 13,494	$ 17,713	$ 5,736	$ 16,441	$ 47,520	$ 109,188
Current year-to-date gross write-offs	$ —	$ 1,128	$ 13	$ —	$ 47	$ —	$ 1,188
Commercial real estate
Risk rating 1	$ —	$ —	$ —	$ —	$ 31	$ —	$ 31
Risk rating 2	1,906	1,164	20,093	43,861	52,494	69	119,587
Risk rating 3	6,411	17,276	147,695	68,711	124,818	3,390	368,301
Risk rating 4	20,564	25,977	109,982	66,835	91,678	5,734	320,770
Risk rating 5	—	—	15,282	7,064	4,861	310	27,517
Risk rating 6	—	319	474	—	13,551	156	14,500
Risk rating 7	113	—	—	—	4,451	—	4,564
Risk rating 8	—	—	—	—	—	—	—
Risk rating 9	—	—	—	—	—	—	—
Total commercial real estate	$ 28,994	$ 44,736	$ 293,526	$ 186,471	$ 291,884	$ 9,659	$ 855,270
Current year-to-date gross write-offs	$ —	$ —	$ —	$ —	$ 1,461	$ —	$ 1,461
Residential real estate loans
Residential mortgage
Current	$ 15,195	$ 37,820	$ 131,690	$ 99,016	$ 129,435	$ —	$ 413,156

	September 30, 2024
	Term loans amortized cost basis by origination year					Revolving loans amortized cost basis	Total
30-89 days past due	—	—	588	1,085	2,035	—	3,708
90+ days past due	—	—	—	—	—	—	—
Nonaccrual	—	—	803	199	1,274	—	2,276
Total residential mortgage	$ 15,195	$ 37,820	$ 133,081	$ 100,300	$ 132,744	$ —	$ 419,140
Current year-to-date gross write-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Home equity
Current	$ 48	$ 15	$ 394	$ 92	$ 403	$ 54,171	$ 55,123
30-89 days past due	—	—	—	6	—	298	304
90+ days past due	—	—	—	—	—	—	—
Nonaccrual	—	48	—	—	—	—	48
Total home equity	$ 48	$ 63	$ 394	$ 98	$ 403	$ 54,469	$ 55,475
Current year-to-date gross write-offs	$ —	$ —	$ —	$ —	$ 11	$ —	$ 11
Consumer loans
Current	$ 262	$ 641	$ 405	$ 676	$ 1,232	$ 96	$ 3,312
30-89 days past due	—	—	—	—	2	—	2
90+ days past due	—	—	—	—	—	—	—
Nonaccrual	—	—	—	—	2	—	2
Total consumer	$ 262	$ 641	$ 405	$ 676	$ 1,236	$ 96	$ 3,316
Current year-to-date gross write-offs	$ 48	$ 2	$ —	$ 4	$ —	$ —	$ 54

	December 31, 2023
	Term loans amortized cost basis by origination year				Revolving loans amortized cost basis	Total
	2023	2022	2021	Prior
Commercial loans
Commercial and industrial
Risk rating 1	$ 882	$ —	$ 441	$ —	$ 5,002	$ 6,325
Risk rating 2	271	577	1,020	2,318	3,831	8,017
Risk rating 3	7,303	17,611	3,265	4,294	23,413	55,886
Risk rating 4	2,548	3,700	2,656	9,719	19,109	37,732
Risk rating 5	—	—	3,743	—	2,077	5,820
Risk rating 6	—	—	1,479	109	276	1,864
Risk rating 7	—	13	170	257	2,005	2,445
Risk rating 8	—	—	—	—	—	—
Risk rating 9	—	—	—	—	—	—
Total commercial and industrial	$ 11,004	$ 21,901	$ 12,774	$ 16,697	$ 55,713	$ 118,089
Current year-to-date gross write-offs	$ —	$ —	$ —	$ 85	$ —	$ 85
Commercial real estate
Risk rating 1	$ —	$ —	$ —	$ 34	$ —	$ 34
Risk rating 2	1,173	12,425	32,004	61,457	226	107,285
Risk rating 3	17,465	174,933	85,659	153,157	3,073	434,287
Risk rating 4	18,555	114,322	73,620	96,439	3,305	306,241
Risk rating 5	—	988	5,281	1,782	252	8,303
Risk rating 6	—	—	—	11,265	—	11,265
Risk rating 7	—	—	—	3,278	—	3,278
Risk rating 8	—	—	—	—	—	—
Risk rating 9	—	—	—	—	—	—
Total commercial real estate	$ 37,193	$ 302,668	$ 196,564	$ 327,412	$ 6,856	$ 870,693
Current year-to-date gross write-offs	$ —	$ —	$ —	$ —	$ —	$ —
Residential real estate loans
Residential mortgage
Current	$ 41,022	$ 142,249	$ 106,018	$ 137,782	$ —	$ 427,071
30-89 days past due	—	714	—	1,324	—	2,038
90+ days past due	—	—	—	—	—	—
Nonaccrual	106	396	204	2,021	—	2,727
Total residential mortgage	$ 41,128	$ 143,359	$ 106,222	$ 141,127	$ —	$ 431,836
Current year-to-date gross write-offs	$ —	$ —	$ —	$ —	$ —	$ —
Home equity
Current	$ 64	$ 339	$ —	$ 444	$ 46,993	$ 47,840
30-89 days past due	—	—	—	—	296	296
90+ days past due	—	—	—	—	—	—
Nonaccrual	—	22	48	89	85	244
Total home equity	$ 64	$ 361	$ 48	$ 533	$ 47,374	$ 48,380
Current year-to-date gross write-offs	$ —	$ —	$ —	$ —	$ —	$ —
Consumer loans
Current	$ 1,278	$ 496	$ 932	$ 1,649	$ 79	$ 4,434

December 31, 2023
	Term loans amortized cost basis by origination year				Revolving loans amortized cost basis	Total
30-89 days past due	—	5	28	6	—	39
90+ days past due	—	—	—	—	—	—
Nonaccrual	—	—	—	—	—	—
Total consumer	$ 1,278	$ 501	$ 960	$ 1,655	$ 79	$ 4,473
Current year-to-date gross write-offs	$ 69	$ 1	$ 24	$ 15	$ —	$ 109

The following table presents the activity related to the allowance for expected credit losses for the three and nine months ended September 30, 2024 and 2023:

	Commercial and Industrial	Commercial Real Estate	Residential Mortgage	Home Equity	Consumer	Total
July 1, 2024	$ 1,857	$ 8,903	$ 4,133	$ 327	$ 80	$ 15,300
Charge-offs	(335)	(1,461)	—	—	(18)	(1,814)
Recoveries	—	—	8	—	3	11
Provision for (reversal of) credit losses	296	904	(8)	21	(10)	1,203
September 30, 2024	$ 1,818	$ 8,346	$ 4,133	$ 348	$ 55	$ 14,700

January 1, 2024	$ 1,770	$ 8,822	$ 4,443	$ 321	$ 44	$ 15,400
Charge-offs	(1,188)	(1,461)	—	(11)	(54)	(2,714)
Recoveries	19	—	18	—	21	58
Provision for (reversal of) credit losses	1,217	985	(329)	38	45	1,956
September 30, 2024	$ 1,818	$ 8,346	$ 4,132	$ 348	$ 56	$ 14,700

July 1, 2023	$ 1,502	$ 8,982	$ 4,487	$ 325	$ 104	$ 15,400
Charge-offs	—	—	—	—	(16)	(16)
Recoveries	440	—	6	—	9	455
Provision for (reversal of) credit losses	(313)	(159)	11	(5)	27	(439)
September 30, 2023	$ 1,629	$ 8,823	$ 4,504	$ 320	$ 124	$ 15,400

January 1, 2023	$ 1,094	$ 7,480	$ 3,921	$ 370	$ 135	$ 13,000
Cumulative effect of change in accounting principle	226	1,103	540	(11)	12	1,870
Charge-offs	—	—	—	—	(85)	(85)
Recoveries	440	—	16	1	26	483
Provision for (reversal of) credit losses	(131)	240	27	(40)	36	132
September 30, 2023	$ 1,629	$ 8,823	$ 4,504	$ 320	$ 124	$ 15,400

Troubled Loan Modifications

A loan modification is considered to be a TLM when the modification includes terms outside of normal lending practices to a borrower who is experiencing financial difficulties.

Typical concessions granted include, but are not limited to:

•
Agreeing to interest rates below prevailing market rates for debt with similar risk characteristics.
•
Extending the amortization period beyond typical lending guidelines for loans with similar risk characteristics.
•
Agreeing to an interest-only payment structure and delaying principal payments.
•
Forgiving principal.
•
Forgiving accrued interest.

To determine if a borrower is experiencing financial difficulties, factors we consider include:

•
The borrower is currently in default on any debt.
•
The borrower would likely default on any debt if the concession is not granted.
•
The borrower’s cash flow is insufficient to service all debt if the concession is not granted.
•
The borrower has declared, or is in the process of declaring, bankruptcy.
•
The borrower is unlikely to continue as a going concern (if the entity is a business).

Based on our historical loss experience, losses associated with TLMs are not significantly different than other impaired loans within the same loan segment. As such, TLMs are analyzed in the same manner as other impaired loans within their respective loan segment.

There were no loan modifications granted to borrowers experiencing financial difficulty during the three month period ended September 30, 2024.

The following is a summary of the amortized cost basis of loan modifications granted to borrowers experiencing financial difficulty during the nine months ended September 30, 2024:

Nine Months Ended September 30, 2024
	Interest Rate Reduction		Other-Than-Insignificant Payment Delay		Term Extension
	Amortized Cost Basis	% of Total Class of Financing Receivables	Amortized Cost Basis	% of Total Class of Financing Receivables	Amortized Cost Basis	% of Total Class of Financing Receivables
Residential mortgage	$ —	— %	$ 839	0.20%	$ —	— %

There were no loan modifications granted to borrowers experiencing financial difficulty during the three or nine month periods ended September 30, 2023.

The following is a summary of the period-end amortized cost basis of loan modifications granted to borrowers experiencing financial difficulty in the past 12 months as of:

September 30, 2024
	Current	30-89 Days Past Due	90+ Days Past Due	Total
Residential mortgage	$ 954	$ —	$ —	$ 954

December 31, 2023
	Current	30-89 Days Past Due	90+ Days Past Due	Total
Residential mortgage	$ 143	$ —	$ —	$ 143

We did not modify any loans by forgiving principal or accrued interest during the three or nine month periods ended September 30, 2024 or 2023. We did not have material commitments to lend additional funds to borrowers with loans whose terms have been modified in TLMs or whose loans are on nonaccrual as of September 30, 2024 or 2023. We closely monitor the performance of loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of our modification efforts. No modified loans were delinquent as of September 30, 2024 or 2023 and there were no TLMs that defaulted during the three or nine month periods ended September 30, 2024 or 2023.

Credit Quality Indicators

The following table summarizes nonaccrual loans by loan class as of:

	September 30, 2024		December 31, 2023
	Total Nonaccrual Loans	Nonaccrual Loans with No ACL	Total Nonaccrual Loans	Nonaccrual Loans with No ACL
Commercial and industrial	$ 6,665	$ 5,782	$ 2,424	$ —
Commercial real estate	1,232	1,232	169	169
Residential mortgage	2,276	2,276	2,727	2,727
Home equity	48	48	244	244
Consumer	2	—	—	—
Total	$ 10,223	$ 9,338	$ 5,564	$ 3,140

Loan delinquency was as follows as of:

	September 30, 2024
	Accruing
	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccrual	Total Loans	Total Past Due and Nonaccrual
Commercial and industrial	$ 102,380	$ 143	$ —	$ 6,665	$ 109,188	$ 6,808
Commercial real estate	854,038	—	—	1,232	855,270	1,232
Residential mortgage	413,155	3,709	—	2,276	419,140	5,985
Home equity	55,129	298	—	48	55,475	346
Consumer	3,312	2	—	2	3,316	4
Total	$ 1,428,014	$ 4,152	$ —	$ 10,223	$ 1,442,389	$ 14,375

	December 31, 2023
	Accruing
	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccrual	Total Loans	Total Past Due and Nonaccrual
Commercial and industrial	$ 115,652	$ 13	$ —	$ 2,424	$ 118,089	$ 2,437
Commercial real estate	868,671	1,853	—	169	870,693	2,022
Residential mortgage	427,071	2,038	—	2,727	431,836	4,765
Home equity	47,840	296	—	244	48,380	540
Consumer	4,434	39	—	—	4,473	39
Total	$ 1,463,668	$ 4,239	$ —	$ 5,564	$ 1,473,471	$ 9,803

Note 5 - Borrowings

Federal Home Loan Bank Borrowings

Borrowings from the FHLB and the associated assets pledged as collateral were as follows as of:

	September 30,		December 31,
	2024		2023
	Amount	Rate	Amount	Rate
Fixed rate due 2025	10,000	4.11%	10,000	4.11%
Fixed rate due 2025	10,000	0.60%	10,000	0.60%
Fixed rate due 2026	10,000	3.88%	10,000	3.88%
Fixed rate symmetrical due 2027	20,000	3.76%	20,000	3.76%
Quarterly putable due 2029, putable quarterly starting 2025	40,000	3.89%	—	— %
Quarterly putable due 2031, putable quarterly starting 2025	50,000	3.80%	—	— %
Quarterly putable due 2033, putable quarterly starting 2024	20,000	3.28%	20,000	3.28%
Quarterly putable due 2028, putable quarterly staring 2024	—	— %	20,000	3.63%
Quarterly putable due 2030, putable quarterly staring 2024	—	— %	20,000	3.33%
Quarterly putable due 2030, putable quarterly staring 2024	—	— %	50,000	2.71%
Quarterly putable due 2033, putable quarterly starting 2024	—	— %	20,000	2.77%
Total Federal Home Loan Bank borrowings	$ 160,000	3.58%	$ 180,000	3.09%

Fair value of securities pledged as collateral	$ 632		$ 735
Loans pledged as collateral	$ 815,137		$ 788,650

The borrowings are payable at their maturity date; a prepayment penalty is assessed with early payoffs of borrowings. As of September 30, 2024 and December 31, 2023, we had the ability to borrow up to an additional $190.0 million based on the lesser of the amount authorized by the Board of Directors or assets pledged as collateral.

Federal funds purchased generally mature within one to four days from the transaction date. The following table provides a summary of our federal funds purchased for the periods ended:

Three Months Ended September 30
2024			2023
Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period	Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period
$ —	$ —	— %	$ —	$ —	— %

Nine Months Ended September 30
2024			2023
Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period	Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period
$ —	$ —	— %	$ 3,000	$ 568	5.16%

Subordinated Debentures and Trust Preferred Securities

We formed a trust and issued $12.0 million of trust preferred securities in 2003 as part of a pooled offering of such securities. The interest rate is a floating rate (3 month LIBOR plus 3.00%), and the current rate at September 30, 2024 was 8.60%. We issued subordinated debentures at the same terms as the trust preferred securities to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. We may redeem the subordinated debentures, in whole but not in part, any time at a price of 100% of face value. The subordinated debentures must be redeemed no later than 2033.

We formed a trust and issued $2.0 million of trust preferred securities in 2005 as part of a pooled offering of such securities. The interest rate is a floating rate (3 month LIBOR plus 1.60%), and the current rate at September 30, 2024 was 6.96%. We issued subordinated debentures at the same terms as the trust preferred securities to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. We may redeem the subordinated debentures, in whole but not in part, any time at a price of 100% of face value. The subordinated debentures must be redeemed no later than 2035.

We are not considered the primary beneficiary of these trusts, therefore the trusts are not consolidated in our financial statements; rather, the subordinated debentures are presented as a liability.

As of September 30, 2024, the Parent had a term loan secured by our investment in the Bank. This loan has a term of 3 years with a scheduled maturity in 2027 and has a fixed rate of 7.75%. As of September 30, 2024, the outstanding balance of the note was $6.0 million.

As of September 30, 2024, the Parent had a $7.0 million line of credit secured by our investment in the Bank. This instrument has a variable rate equal to Wall Street Journal Prime, which was 8.00% as of September 30, 2024, with a floor of 5.00%. We had $1.9 million in outstanding advances against this line as of September 30, 2024.

As of December 31, 2023, the Parent had an $8.0 million line of credit secured by our investment in the Bank. This instrument had the option to be at a fixed or variable rate at the time of each draw and matured annually with any individual draw having a maturity of no more than 3 years. The fixed rate option would be priced at the time of draw. The variable rate spread was 2.25% over the 1 month BSBY, and the rate at December 31, 2023 was 7.63%. We had $4.5 million in outstanding advances against this line as of December 31, 2023.

Note 6 - Earnings Per Share

The components in the earnings per common and diluted share computation follow for the periods ended:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Net income	$ 867	$ 3,775	$ 5,637	$ 10,845
Weighted average common shares - issued and outstanding	4,493,451	4,464,083	4,487,577	4,457,493
Average unvested common stock grants	(26,500)	(26,668)	(28,274)	(28,530)
Weighted average common shares - basic	4,466,951	4,437,415	4,459,303	4,428,963
Basic and diluted earnings per common share	$ 0.19	$ 0.85	$ 1.26	$ 2.45

There were no common stock options or other common stock equivalents outstanding at September 30, 2024 or 2023.

Unvested stock grants were not considered in computing basic and diluted earnings per share because they are antidilutive for all periods presented.

Note 7 - Revenue Recognition

All of our revenue from contracts with customers included in the scope of ASC Topic 606 is recognized within noninterest income. Items outside the scope of ASC Topic 606 are noted as such. The following table presents our sources of noninterest income for the periods ended:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Net gain on sales of residential mortgage loans (1)	$ 211	$ 164	$ 531	$ 523
Net gain on sales of commercial loans (1)	133	—	527	95
Service charges and fees
Debit card fees	260	271	1,376	1,451
Trust related administration	359	301	821	917
Investment services (1)	81	78	1,046	787
Service charges on deposit accounts	460	490	465	686
ATM card fees	163	244	222	218
Total	1,323	1,384	3,930	4,059
Net change in the fair value of mortgage servicing rights (1)	(175)	119	(315)	218
Net change in fair value of equity investments (1)	33	(28)	20	(29)
Other
Residential mortgage loan servicing fees (1)	389	398	1,169	1,210
Increase in cash surrender value of corporate owned life insurance (1)	206	181	617	531
Other (1)	90	120	400	519
Total	685	699	2,186	2,260
Total noninterest income	$ 2,210	$ 2,338	$ 6,879	$ 7,126

(1) Not within the scope of ASC Topic 606.

A description of our revenue streams accounted for under ASC 606 follows:

Trust related administration

We earn trust related income from contracts with customers to manage assets for investment, and/or to transact on their accounts. These fees are primarily earned over time as we provide the contracted monthly or quarterly services that are generally assessed based on a tiered scale of the market value of assets under management at month-end. Fees that are transaction based are recognized at the point in time that the transaction is executed.

Service charges on deposit accounts and ATM and Debit card fees

We earn fees from deposit customers for transaction-based, account maintenance and overdraft services. Transaction-based fees, which include stop payment charges, statement rendering, ACH and ATM fees, are recognized at the time the transaction is executed as that is the point in time we fulfill the customer's request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which we satisfy the performance obligation. Similarly, overdraft fees are recognized at the point in time that the overdraft occurs as this corresponds with our performance obligation. Service charges and ATM fees on deposit accounts are withdrawn from the customer's account as the transactions occur.

Note 8 - Noninterest Expenses

A summary of other noninterest expenses was as follows for the periods ended:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
ATM and debit card	$ 214	$ 153	$ 573	$ 493
FDIC insurance premiums	275	330	901	861
Telephone and communication	95	115	290	334
Amortization of core deposit intangibles	44	75	133	227
Acquisition related expenses	953	—	953	—
Other general and administrative	1,053	1,030	2,993	3,084
Total other noninterest expenses	$ 2,634	$ 1,703	$ 5,843	$ 4,999

Note 9 - Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values.

Level 1: Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2: Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3: Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below. These valuation methodologies were applied to all of our financial assets and financial liabilities carried at fair value and all financial instruments disclosed at fair value. Transfers of assets or liabilities between levels of the fair value hierarchy are recognized at the beginning of the reporting period, when applicable.

In general, fair value is based upon quoted market prices, where available. If quoted market prices are not available, fair value is based upon third-party pricing services when available. Fair value may also be based on internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be required to record financial instruments at fair value. Any such valuation adjustments are applied consistently over time. Our valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values.

While we believe our valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Furthermore, the fair value amounts may change significantly after the date of our Interim Condensed Consolidated Balance Sheets.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

Available-for-Sale Securities: The fair values of AFS debt securities are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

Equity Securities: The fair values of equity securities (Level 1 inputs) are determined by obtaining quoted prices on nationally recognized securities exchanges.

Residential Mortgage Loans Held-for-Sale, at Fair Value: The fair values of residential mortgage loans HFS are based on valuation models which use the market price for similar loans sold in the secondary market. As these prices are derived from market observable inputs, we categorize these loans HFS as Level 2.

Mortgage Servicing Rights: MSR are accounted for under the fair value measurement methodology. MSR are measured at fair value each reporting period and changes in the fair value are recorded to earnings in the period in which the fair value changes occur using a model that calculates the net present value of estimated future cash flows using various assumptions, including prepayment speeds, the discount rate and servicing costs. We classify the MSR subject to recurring fair value measurements as Level 3 valuation.

Derivatives: We utilize various derivative instruments to manage interest rate risk including interest rate caps, interest rate swaps, forward contracts, and interest rate lock commitments. Derivatives are reported at fair value utilizing Level 2 inputs. Substantially all of the derivative instruments held for risk management purposes are traded in over-the-counter markets where quoted market prices are not readily available. We measure fair value using models that use primarily market observable inputs, such as yield curves and option volatilities, and include the value associated with counterparty credit risk. In addition, we obtain third-party valuations. Derivatives are included in other assets or liabilities on our Interim Condensed Consolidated Balance Sheets.

A description of the various derivative instruments utilized is as follows:

Interest rate swaps: Interest rate swaps are designated as cash flow hedges which involve the receipt of variable amounts from a counterparty in exchange for making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

Forward contracts: We enter into forward loan sales commitments to sell certain residential mortgage loans which are recorded at fair value based on valuation models. Our expectation of the amount of interest rate lock commitments that will ultimately close is a factor in determining the position. The valuation models utilize the fair value of related residential mortgage loans determined using observable market data.

Interest rate lock commitments: Our interest rate lock commitments are derivative instruments that are recorded at fair value based on valuation models that use the market price for similar loans sold in the secondary market. The interest rate lock commitments are adjusted for expectations of exercise and funding.

Assets measured at fair value on a recurring basis are summarized below as of:

September 30, 2024
	Total	Level 1	Level 2	Level 3
Available-for-sale debt securities
U.S. Government and federal agency	$ 18,616	$ 11,392	$ 7,224	$ —
State and municipal	17,959	—	17,959	—
Mortgage backed residential	39,966	—	39,966	—
Certificates of deposit	2,174	—	2,174	—
Collateralized mortgage obligations - agencies	18,876	—	18,876	—
Total available-for-sale debt securities	$ 97,591	$ 11,392	$ 86,199	$ —
Equity securities	$ 1,598	$ 1,598	$ —	$ —
Mortgage servicing rights	$ 8,461	$ —	$ —	$ 8,461
Residential mortgage loans held-for-sale	$ 1,861	$ —	$ 1,861	$ —
Interest rate swaps	$ 510	$ —	$ 510	$ —
Forward contracts	$ 3	$ —	$ 3	$ —
Interest rate lock commitments	$ 44	$ —	$ 44	$ —

December 31, 2023
	Total	Level 1	Level 2	Level 3
Available-for-sale debt securities
U.S. Government and federal agency	$ 20,964	$ 12,009	$ 8,955	$ —
State and municipal	19,002	—	19,002	—
Mortgage backed residential	43,131	—	43,131	—
Certificates of deposit	2,582	—	2,582	—
Collateralized mortgage obligations - agencies	19,570	—	19,570	—
Total available-for-sale debt securities	$ 105,249	$ 12,009	$ 93,240	$ —
Equity securities	$ 1,488	$ 1,488	$ —	$ —
Mortgage servicing rights	$ 8,776	$ —	$ —	$ 8,776
Residential mortgage loans held-for-sale	$ 747	$ —	$ 747	$ —
Interest rate swaps	$ 1,065	$ —	$ 1,065	$ —
Forward contracts	$ 1	$ —	$ 1	$ —
Interest rate lock commitments	$ 12	$ —	$ 12	$ —

There were no reclassifications between levels within the fair value hierarchy during the three and nine months ended September 30, 2024 or 2023.

The following table provides a reconciliation of MSR measured at fair value using significant unobservable inputs (Level 3) on a recurring basis. Had there been any transfer into or out of Level 3, the amount included in "Transfers into (out of) Level 3" would represent the beginning balance of an item in the period during which it was transferred.

Activity in MSR measured at fair value using Level 3 inputs on a recurring basis consisted of the following for the periods ended:

	Three Months Ended
	September 30,
	2024	2023
July 1	$ 8,636	$ 8,765
Net change in fair value	(175)	119
September 30	$ 8,461	$ 8,884

	Nine Months Ended
	September 30,
	2024	2023
January 1	$ 8,776	$ 8,666
Net change in fair value	(315)	218
September 30	$ 8,461	$ 8,884

The following table presents quantitative information about recurring Level 3 fair value measurements as of :

	September 30, 2024
				Range
	Fair Value	Valuation Technique	Unobservable Input	Minimum	Maximum	Weighted Average
Mortgage servicing rights	$ 8,461	Discounted cash flow	Discount rate	10.50%	10.50%	10.50%
			Prepayment speed	6.00%	25.20%	6.98%

	December 31, 2023
				Range
	Fair Value	Valuation Technique	Unobservable Input	Minimum	Maximum	Weighted Average
Mortgage servicing rights	$ 8,776	Discounted cash flow	Discount rate	11.00%	11.00%	11.00%
			Prepayment speed	6.00%	21.39%	6.42%

Our MSR valuations were supported by an analysis prepared by an independent third party. The analyses utilized the discounted cash flow valuation method. The unobservable inputs used in the fair value measurement of MSR are discount rate and prepayment speed. Significant changes in these assumptions could result in significant changes to the value of our MSR. Unobservable inputs were weighted by the relative fair value of the instruments.

Financial Instruments Recorded Using Fair Value Option

We elected the fair value option for residential mortgage loans held-for-sale. These loans are intended for sale and we believe that the fair value is the best indicator of the resolution of these loans. Interest income is recorded based on the contractual terms of the note and in accordance with our policy on loans held for investment. None of these loans were 90 days or more past due or in non-accrual status as of September 30, 2024 or December 31, 2023. There were no gains or losses attributable to instrument specific credit risk in the three or nine months ended September 30, 2024 or 2023.

The aggregate fair value, contractual balance (including accrued interest), and gain or loss was as follows as of:

	September 30,	December 31,
	2024	2023
Aggregate fair value	$ 1,861	$ 747
Contractual balance	1,809	728
Gain (loss)	$ 52	$ 19

The total amount of gains and losses from changes in fair value included in net income were as follows for the three and nine months ended September 30:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Interest Income	$ 42	$ 46	$ 99	$ 89
Change in fair value	211	164	531	523
Total change in value	$ 253	$ 210	$ 630	$ 612

Assets Measured at Fair Value on a Nonrecurring Basis

There were no material assets recorded at fair value on a nonrecurring basis as of September 30, 2024 or December 31, 2023.

There were no liabilities recorded at fair value on a nonrecurring basis as of September 30, 2024 or December 31, 2023.

Disclosures About Fair Value of Financial Instruments

GAAP requires disclosures about the estimated fair value of our financial instruments, including those financial assets and liabilities that are not measured and reported at fair value on a recurring or nonrecurring basis. We utilized the fair value hierarchy in computing the fair values of our financial instruments. In cases where quoted market prices were not available, we employed the exit-price notion, using unobservable inputs requiring our judgment to estimate the fair values of our financial instruments, which are considered Level 3 valuations. These Level 3 valuations are affected by the assumptions made and, accordingly, are not necessarily indicative of amounts that would be realized in a current market exchange. It is also our general practice and intent to hold the majority of our financial instruments until maturity and, therefore, we do not expect to realize the estimated amounts disclosed.

A summary of carrying amounts and estimated fair values of our financial instruments not recorded at fair value in their entirety on a recurring basis on our Interim Condensed Consolidated Balance Sheets are disclosed in the table below as of:

		September 30, 2024		December 31, 2023
	Level in Fair Value Measurement Hierarchy	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Held-to-maturity securities	Level 2	$ 535	$ 526	$ 878	$ 868
Net loans	Level 3	1,427,689	1,341,679	1,458,071	1,387,580
Liabilities
Time deposits	Level 2	$ 355,166	$ 357,677	$ 295,142	$ 260,088
Federal Home Loan Bank borrowings	Level 2	160,000	158,742	180,000	175,680
Subordinated debentures	Level 2	14,000	14,000	14,000	14,000
Other borrowings	Level 2	5,970	5,970	4,500	4,500

There were no reclassifications between Level 1, Level 2 or Level 3 for the three or nine months ended September 30, 2024 or 2023.

The short-term nature of certain assets and liabilities result in their carrying value approximating fair value. These include cash and cash equivalents, FHLB stock, non-marketable equity securities, accrued interest receivable, COLI, deposits without defined maturities, federal funds purchased and sold, and accrued interest payable.

Note 10 - Derivatives

Risk Management Objective of Using Derivatives

We are exposed to certain risk arising from both our business operations and economic conditions. We principally manage our exposures to a wide variety of business and operational risks through management of our core business activities. We manage economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of our assets and liabilities and the use of derivative financial instruments. Specifically, we enter into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. Our derivative financial instruments are used to manage differences in the amount, timing, and duration of our known or expected cash receipts and our known or expected cash payments principally related to our mortgage loans, investments and borrowings.

Cash Flow Hedges of Interest Rate Risk

Our objectives in using interest rate derivatives are to add stability to interest expense and to manage our exposure to interest rate movements. To accomplish this objective, we primarily uses interest rate swaps and caps as part of our interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate caps designated as cash flow hedges involve the receipt of variable amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium. During the nine months ended September 30, 2024 and twelve months ended December 31, 2023, such derivatives were used to hedge the variable cash flows associated with existing variable-rate borrowings and forecasted issuances of borrowings.

For derivatives designated and that qualify as cash flow hedges of interest rate risk, the gain or loss on the derivative is recorded in AOCI and subsequently reclassified into interest expense in the same period(s) during which the hedged transaction affects earnings. Amounts reported in AOCI related to derivatives will be reclassified to interest expense as interest payments are made on our variable-rate debt.

Fair Value Hedges of Interest Rate Risk

We are exposed to changes in the fair value of certain of our fixed-rate assets due to changes in benchmark interest rates. We use interest rate swaps to manage our exposure to changes in fair value on these instruments attributable to changes in the designated benchmark interest rate, LIBOR. Interest rate swaps designated as fair value hedges involve the payments of fixed-rate amounts to a counterparty in exchange for receiving variable-rate payments over the life of the agreements without the exchange of the underlying notional amount.

For derivatives designated and that qualify as fair value hedges, the gain or loss on the derivative as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in interest income.

Non-designated Hedges of Interest Rate Risk

Derivatives not designated as hedges are not speculative and result from a service we provide to certain customers. We execute interest rate swaps with commercial loan customers to facilitate their respective risk management strategies. The interest rate swaps are simultaneously hedged by offsetting derivatives that we execute with a third party, such that we minimize our net risk exposure resulting from such transactions. As the interest rate derivatives associated with this program do not meet the strict hedge accounting requirements, changes in the fair value of both the customer derivatives and the offsetting derivatives are recognized directly in earnings.

The following table presents the carrying amounts of the hedged items accounted for as fair value hedges as of:

	Carrying Amount of the Hedged Assets		Cumulative Amount of Fair Value Hedging Adjustment Included in the Carrying Amount of the Hedged Assets
Line Item in the Interim Condensed Consolidated Balance Sheets in Which the Hedged Item is Included	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023
Loans	$ 19,460	$ 19,612	$ (406)	$ (710)

The tables below presents the fair value of our derivative financial instruments as well as the classification on our Interim Condensed Consolidated Balance Sheets as of:

		September 30, 2024		December 31, 2023
Derivatives Designated as Hedging Instruments	Location	Notional Amount	Fair Value	Notional Amount	Fair Value
Interest rate derivatives	Other Liabilities	$ 29,791	$ 510	$ 30,322	$ 1,065

		June 30, 2024		December 31, 2023
Derivatives not Designated as Hedging Instruments	Location	Notional Amount	Fair Value	Notional Amount	Fair Value
Interest rate derivatives	Other Assets	$ 8,390	$ 343	$ —	$ —
	Other Liabilities	$ 8,390	$ 368	$ —	$ —

The table below presents the effect of cash flow hedge accounting on AOCI for the periods ended:

	Three Months Ended September 30
	Amount of Gain (Loss) Recognized in Other Comprehensive Income on Derivative		Location of Gain (Loss) Reclassified from Accumulated Other Comprehensive Income into Earnings	Amount of Gain (Loss) Reclassified from Accumulated Other Comprehensive Income into Earnings
	2024	2023		2024	2023
Interest rate derivatives	$ (105)	$ (148)	Interest Expense	$ (97)	$ (193)

	Nine Months Ended September 30
	Amount of Gain (Loss) Recognized in Other Comprehensive Income on Derivative		Location of Gain (Loss) Reclassified from Accumulated Other Comprehensive Income into Earnings	Amount of Gain (Loss) Reclassified from Accumulated Other Comprehensive Income into Earnings
	2024	2023		2024	2023
Interest rate derivatives	$ (237)	$ (328)	Interest Expense	$ (291)	$ (509)

The table below presents the effect of our derivative financial instruments on the Interim Condensed Consolidated Statements of Income for the periods ended:

	Three Months Ended				Nine Months Ended
	September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
	Interest Income	Interest Expense	Interest Income	Interest Expense	Interest Income	Interest Expense	Interest Income	Interest Expense
Total amount of income and expense line items presented in the Interim Condensed Consolidated Statements of Income in which the effects of fair value or cash flow hedges are recorded	$ 141	$ (97)	$ 141	$ (193)	$ 4	$ (291)	$ 3	$ (509)
The effects of fair value and cash flow hedging:
Gain (loss) on fair value hedging relationship
Interest contracts
Hedged items	$ 610	$ —	$ (293)	$ —	$ 314	$ —	$ (370)	$ —
Derivatives designated as hedging instruments (1)	$ (469)	$ —	$ 434	$ —	$ (310)	$ —	$ 373	$ —
Gain (loss) on cash flow hedging relationship
Interest contracts
Amount of gain (loss) reclassified from accumulated other comprehensive income into earnings	$ —	$ (97)	$ —	$ (193)	$ —	$ (291)	$ —	$ (509)

(1) Amounts include changes in fair value as well as net settlement on the derivatives.

Amount of gain (loss) reclassified from accumulated other comprehensive income into earnings as a result that a forecasted transaction is no longer probable of occurring.

The follow table presents the effect of our derivatives not designated as hedging instruments on the Interim Condensed Consolidated Statements of Income for the periods ended:

Derivatives Not Designated as Hedging Instruments under Subtopic 815-20	Location of Income or (Expense) Included in our Interim Condensed Consolidated Statements of Income on Derivatives Not Designated as Hedging Instruments	Total Amount of Income or (Expense) Included in our Interim Condensed Consolidated Statements of Income on Derivatives Not Designated as Hedging Instruments
		Three Months Ended		Nine Months Ended
		September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Interest rate derivatives	Other income	$ 11	$ —	$ (2)	$ —

The tables below present a gross presentation, the effects of offsetting, and a net presentation of our derivatives as of September 30, 2024 and December 31, 2023. The net amounts of derivative assets or liabilities can be reconciled to the tabular disclosure of fair value. The tabular disclosure of fair value provides the location that derivative assets and liabilities are presented:

Offsetting of Derivative Liabilities as of September 30, 2024
Gross Amounts Not Offset in the Interim Condensed Consolidated Balance Sheets
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Interim Condensed Consolidated Balance Sheets	Net Amounts of Liabilities presented in the Interim Condensed Consolidated Balance Sheets	Financial Instruments	Cash Collateral Received (Posted)	Net Amount
Interest rate derivatives	$ 510	$ —	$ 510	$ —	$ 5,784	$ (5,274)

Offsetting of Derivative Liabilities as of December 31, 2023
Gross Amounts Not Offset in the Interim Condensed Consolidated Balance Sheets
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Interim Condensed Consolidated Balance Sheets	Net Amounts of Liabilities presented in the Interim Condensed Consolidated Balance Sheets	Financial Instruments	Cash Collateral Received (Posted)	Net Amount
Interest rate derivatives	$ 1,065	$ —	$ 1,065	$ —	$ 5,555	$ (4,490)

Mortgage Banking Derivatives

The following table summarizes the net gains (losses) relating to free-standing derivative instruments used for risk management for the periods ended:

		Three Months Ended		Nine Months Ended
		September 30		September 30
Instrument	Location	2024	2023	2024	2023
Mandatory forward contracts	Other noninterest income	$ (51)	$ 13	$ 2	$ 19
Interest rate lock commitments	Net gain on sales of residential mortgage loans	$ 22	$ 32	$ 32	$ (2)

The following table reflects the amount and fair value of mortgage banking derivatives included on our Interim Condensed Consolidated Balance Sheets as of:

	September 30, 2024		December 31, 2023
	Notional	Fair	Notional	Fair
	Amount	Value	Amount	Value
Included in other assets:
Mandatory forward contracts	$ 607	$ 13	$ 428	$ 4
Interest rate lock commitments	3,007	46	300	12
Total included in other assets	$ 3,614	$ 59	$ 728	$ 16

Included in other liabilities:
Mandatory forward contracts	$ 1,202	$ 10	$ 1,231	$ 3
Interest rate lock commitments	174	2	138	—
Total included in other liabilities	$ 1,376	$ 12	$ 1,369	$ 3

Credit-risk-related Contingent Features

We have agreements with each of our derivative counterparties that contain a provision where if we either default, or are capable of being declared in default, on any of our indebtedness, then we could also be declared in default on our derivative obligations.

The fair value of derivatives in a net liability position ("out-of-the-money"), which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements as of September 30, 2024 and December 31, 2023 was $510,000 and $1.1 million respectively. As of September 30, 2024 and December 31, 2023, we had minimum collateral posting thresholds with certain of our derivative counterparties and had posted collateral of $5.8 million and $5.6 million, respectively, in cash collateral on deposit with counterparties. If we had breached any of these provisions, we could have been required to settle our obligations under the agreements at their termination value at September 30, 2024 and December 31, 2023 of $510,000 and $1.1 million, respectively.

Note 11 - Contingencies

Litigation

We are party to litigation arising during the normal course of business. In our opinion, based on consultation with legal counsel, the resolution of such litigation is not expected to have a material effect on our interim condensed consolidated financial statements.